UNIVERSAL INSURANCE HOLDINGS, INC. REPORTS
SECOND-QUARTER 2010 FINANCIAL RESULTS

●	Policy count increased by approximately 22,000 in the second quarter

●	Diluted earnings per share improved by 42.1 percent compared to the same quarter of 2009

●	Stockholders’ equity increased 7.7 percent in the second quarter

Fort Lauderdale, Fla., August 10, 2010 - Universal Insurance Holdings, Inc. (the Company or Universal) (NYSE AMEX: UVE), a vertically integrated insurance holding company, announced second-quarter 2010 net income of $10.8 million, or $0.27 per diluted share, compared to $7.6 million, or $0.19 per diluted share, in the second quarter of 2009.

The Company’s net income and diluted earnings per share increased by 41.0 and 42.1 percent, respectively, for the 2010 second quarter compared to the same period last year.  The increases were primarily attributable to growth in net premiums earned and higher realized gains on investments, but were mitigated by state-mandated wind mitigation credits and increased general and administrative expenses.  The Company’s investment portfolio generated $4.5 million in realized gains on investments in the second quarter of 2010.

The number of homeowners’ and dwelling fire insurance policies serviced by Universal Property & Casualty Insurance Company (UPCIC), the Company’s wholly-owned subsidiary, and the related direct premiums written increased during the second quarter of 2010.  UPCIC’s recent premium rate increases, 14.6 percent statewide for its homeowners’ program and 14.8 percent statewide for its dwelling fire policies, positively affected premiums and profitability.  UPCIC continued to recoup the mandatory Florida Insurance Guaranty Association (FIGA) assessment of $4.1 million, which contributed to the improved second quarter 2010 results.  As 2010 progresses, the Company believes that the premium rate increases and FIGA assessment recovery will continue to have a positive effect on profitability.

UPCIC’s policy count continued to grow, servicing approximately 566,000 homeowners’ and dwelling fire insurance policies as of June 30, 2010, up from 544,000 policies at March 31, 2010, and 520,000 policies at June 30, 2009.  The increase in the number of policies in-force is the result of heightened relationships with existing agents, an increase in the number of new agents, and continued expansion within Florida and in South Carolina, North Carolina, and Hawaii.  Within South Carolina, North Carolina, and Hawaii, UPCIC had approximately 6,800 policies totaling approximately $9.5 million of in-force premiums at June 30, 2010.

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UIH Q2 2010 Results

Net premiums earned increased 10.7 percent in the second quarter of 2010 compared to the same quarter in 2009.  Meanwhile, second-quarter 2010 general and administrative expenses increased 26.3 percent to $13.4 million from $10.6 million in the 2009 second quarter.  The increase in general and administrative expenses was primarily attributable to higher direct and ceded commissions paid, and increased insurance premium taxes, all of which are related to growth in direct written premiums.

At June 30, 2010, stockholders’ equity increased to $123.6 million from $114.8 million at March 31, 2010, representing growth of 7.7 percent.

Investment Portfolio Update
Realized gains on investments increased to $4.5 million for the three-month period ended June 30, 2010, from $0.3 million for the same period ended June 30, 2009.  The increase in realized gains on investments is the result of the expansion of the Company’s investment portfolio into fixed securities and equity securities and the related sales of certain of these securities.

As of June 30, 2010, the Company’s investments in equity securities and fixed maturities totaled $137.9 million, compared to $132.5 million at March 31, 2010.  At June 30, 2010, approximately 56.2 percent of the investments were in equity securities considered available for sale and 43.8 percent were in fixed maturities available for sale.  As of June 30, 2010, the Company’s investment portfolio contained $0.6 million of pre-tax net unrealized losses.

The Company restated its financial statements for the quarter ended March 31, 2010 to reflect the correction of an error in the accounting for an other-than-temporary impairment of an investment security.

The Company’s results for the second quarter reported herein and in the Form 10-Q for the quarter ended June 30, 2010 are inclusive of the Company’s restatement of its Condensed Consolidated Financial Statements for the three-month period ended March 31, 2010, as filed in the Company’s Form 10-Q/A for the quarter ended March 31, 2010.

Cash Dividend
On May 24, 2010, Universal’s board of directors declared a cash dividend of $0.10 per share payable on July 15, 2010, to shareholders of record as of June 17, 2010.

About Universal Insurance Holdings, Inc.
Universal Insurance Holdings, Inc. is a vertically integrated insurance holding company, which through its subsidiaries, covers substantially all aspects of insurance underwriting, distribution, claims processing and exposure management. Universal Property & Casualty Insurance Company (UPCIC), a wholly owned subsidiary of the Company, is one of the five leading writers of homeowners’ insurance in Florida and is now fully licensed and has commenced its operations in Hawaii, North Carolina and South Carolina. For additional information on the Company, please visit our investor relations website at www.universalinsuranceholdings.com.

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UIH Q2 2010 Results

Readers should refer generally to reports filed by the Company with the Securities and Exchange Commission (SEC), specifically the Company's Form 10-K for the year ended December 31, 2009, and the Company's Form 10-Q/A for the quarterly period ended March 31, 2010 and Form 10-Q for the quarterly period ended June 30, 2010, for a discussion of the risk factors that could affect its operations.  Such factors include, without limitation, exposure to catastrophic losses; reliance on the Company's reinsurance program; underwriting performance on catastrophe and non-catastrophe risks; the ability to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending and third-party relationships; the Company’s financial stability rating; product pricing and revenues; and the effect of Federal or state laws and regulations.  Additional factors that may affect future results are contained in the Company's filings with the SEC, which are available on the SEC's web site at http://www.sec.gov.  The Company disclaims any obligation to update and revise statements contained in this press release based on new information or otherwise.

Cautionary Language Concerning Forward-Looking Statements
This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” and “project,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Such statements may include, but not be limited to, projections of revenues, income or loss, expenses, plans, and assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future results could differ materially from those described in forward-looking statements.

Investor Contact:
Philip Kranz, Dresner Corporate Services, 312-780-7240, pkranz@dresnerco.com

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UIH Q2 2010 Results

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Six		For the Three
	Months Ended June 30,		Months Ended June 30,
	2010	2009	2010	2009
PREMIUMS EARNED AND OTHER REVENUES
Direct premiums written	$368,119,332	$301,984,289	$208,019,687	$156,772,144
Ceded premiums written	(248,872,199)	(224,366,164)	(121,304,233)	(128,638,307)
Net premiums written	119,247,133	77,618,125	86,715,454	28,133,837
(Increase) decrease in net unearned premium	(44,572,783)	(2,483,735)	(45,354,667)	9,242,901
Premiums earned, net	74,674,350	75,134,390	41,360,787	37,376,738
Net investment income	310,571	798,482	117,619	461,774
Realized gains on investments	8,152,024	1,452,609	4,457,307	341,276
Foreign currency transaction gains	809,050	72,316	124,803	84,435
Other-than-temporary impairment of investments	(2,407,680)	-	-	-
Commission revenue	17,521,299	15,307,618	8,783,428	7,862,769
Other revenue	2,020,332	2,901,730	1,016,078	1,422,353

Total premiums earned and other revenues	101,079,946	95,667,145	55,860,022	47,549,345

OPERATING COSTS AND EXPENSES
Losses and loss adjustment expenses	48,486,605	44,926,823	24,834,893	24,506,159
General and administrative expenses	23,577,980	18,114,424	13,389,331	10,599,196

Total operating costs and expenses	72,064,585	63,041,247	38,224,224	35,105,355

INCOME BEFORE INCOME TAXES	29,015,361	32,625,898	17,635,798	12,443,990

Income taxes, current	11,656,144	8,949,654	8,171,931	367,037
Income taxes, deferred	(351,761)	3,599,856	(1,302,863)	4,438,395
Income taxes, net	11,304,383	12,549,510	6,869,068	4,805,432

NET INCOME	$17,710,978	$20,076,388	$10,766,730	$7,638,558

Basic net income per common share	$0.45	$0.53	$0.27	$0.20
Weighted average of common shares
outstanding - Basic	$39,028,976	$37,589,412	$39,167,241	$37,617,174

Fully diluted net income per share	$0.44	$0.50	$0.27	$0.19
Weighted average of common shares
outstanding - Diluted	$40,440,773	$40,225,815	$40,445,975	$40,529,702

Cash dividend declared per common share	$0.22	$0.34	$0.10	$0.12

	For the Six		For the Three
	Months Ended June 30,		Months Ended June 30,
	2010	2009	2010	2009
Comprehensive Income:
Net income	$17,710,978	$20,076,388	$10,766,730	$7,638,558
Change in net unrealized gains on investments, net of tax	(966,901)	8,228,976	790,675	5,672,835

Comprehensive Income	$16,744,077	$28,305,364	$11,557,405	$13,311,393

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UIH Q2 2010 Results

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	June 30,	December 31,
ASSETS	2010	2009
Cash and cash equivalents	$262,444,768	$192,924,291
Investments
Fixed maturities available for sale, at fair value	60,447,710	41,389,008
Equity securities available for sale, at fair value	77,477,064	73,408,002
Real estate, net	4,335,589	3,289,893
Prepaid reinsurance premiums	233,086,613	200,294,241
Reinsurance recoverables	63,235,510	91,816,433
Premiums receivable, net	49,351,405	37,363,110
Receivable from securities	14,669,988	6,259,973
Other receivables	2,629,577	5,068,367
Income taxes recoverable	-	3,211,874
Property and equipment, net	1,197,645	1,245,858
Deferred policy acquisition costs, net	14,041,890	9,464,624
Deferred income taxes	12,853,266	11,894,289
Other assets	1,020,164	617,337
Total assets	$796,791,189	$678,247,300

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Unpaid losses and loss adjustment expenses	$128,903,761	$127,197,753
Unearned premiums	355,735,699	278,370,544
Advance premium	20,058,953	17,078,558
Accounts payable	4,822,714	3,172,626
Bank overdraft	22,573,228	20,297,061
Reinsurance payable, net	86,815,057	73,104,595
Income taxes payable	3,786,298	368,968
Dividend payable to shareholder	3,916,724	-
Payable for securities	3,821,527	-
Other accrued expenses	18,855,334	20,750,385
Long-term debt	23,897,059	24,632,353
Total liabilities	673,186,354	564,972,843

STOCKHOLDERS' EQUITY:
Cumulative convertible preferred stock, $.01 par value	1,077	1,087
Authorized shares - 1,000,000
Issued shares - 107,690 and 108,640
Outstanding shares - 107,690 and 108,640
Minimum liquidation preference - $287,240 and $288,190
Common stock, $.01 par value	408,772	402,146
Authorized shares - 55,000,000
Issued shares - 40,877,087 and 40,214,884
Outstanding shares - 39,166,033 and 37,774,765
Treasury shares, at cost - 1,711,054 and 1,809,119 shares	(7,389,416)	(7,948,606)
Common stock held in trust, at cost - 0 and 631,000 shares	-	(511,110)
Additional paid-in capital	37,802,927	36,666,914
Accumulated other comprehensive (loss) income, net of taxes	(403,247)	563,654
Retained earnings	93,184,722	84,100,372
Total stockholders' equity	123,604,835	113,274,457
Total liabilities and stockholders' equity	$796,791,189	$678,247,300

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